Exhibit 99.25

1 THE SIXTH SUPPLEMENT DOCUMENT TO NORTH HOLDINGS 3 OY’S TENDER OFFER DOCUMENT DATED NOVEMBER 24, 2022, RELATING TO THE VOLUNTARY PUBLIC TENDER OFFER FOR ALL ISSUED AND OUTSTANDING SHARES IN CAVERION CORPORATION March 30, 2023 THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT, RELATED ACCEPTANCE FORMS AND SUPPLEMENT DOCUMENTS ARE NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW BY ANY MEANS WHATSOEVER INCLUDING, WITHOUT LIMITATION, MAIL, FACSIMILE TRANSMISSION, E-MAIL OR TELEPHONE. IN PARTICULAR, THE TENDER OFFER IS NOT MADE IN AND THE TENDER OFFER DOCUMENT AND THIS SUPPLEMENT DOCUMENT MUST UNDER NO CIRCUMSTANCES BE DISTRIBUTED INTO AUSTRALIA, CANADA, THE HONG KONG SPECIAL ADMINISTRATIVE REGION OF THE PEOPLE’S REPUBLIC OF CHINA (“HONG KONG”), JAPAN, NEW ZEALAND OR SOUTH AFRICA OR ANY OTHER JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW. SHAREHOLDERS IN THE UNITED STATES SHOULD ALSO REFER TO THE SECTION TITLED “INFORMATION FOR SHAREHOLDERS IN THE UNITED STATES” BELOW. North Holdings 3 Oy (the “Offeror”) and Caverion Corporation (the “Company” or “Caverion”) have on November 3, 2022 entered into a combination agreement, which was amended on January 24, 2023 (as amended, the “Combination Agreement”), pursuant to which the Offeror has made a recommended voluntary public tender offer to acquire all of the issued and outstanding shares in Caverion that are not held by Caverion or any of its subsidiaries (the “Shares” or, individually, a “Share”) (the “Tender Offer”). The Offeror has on November 24, 2022 published a tender offer document, dated November 24, 2022, and published the first supplement document to the tender offer document on January 13, 2023, the second supplement to the tender offer document on February 10, 2023, the third supplement document to the tender offer document on February 15, 2023, the fourth supplement document to the tender offer document on February 28, 2023 and the fifth supplement document to the tender offer document on March 17, 2023, concerning the Tender Offer (the tender offer document, as supplemented from time to time, the “Tender Offer Document”). The offer period for the Tender Offer commenced on November 24, 2022, at 9:30 a.m. (Finnish time). North (BC) Lux Holdco SARL (a vehicle owned and controlled by funds managed or advised by Bain Capital Private Equity (Europe), LLP, and/or its affiliates), Security Trading Oy, Fennogens Investments S.A. and Corbis S.A. form a consortium (the “Consortium”) for the purposes of the Tender Offer. Supplements to the Tender Offer Document Caverion announced on March 17, 2023 that the Board of Directors of Caverion has decided on a directed share issue without payment for Caverion’s Performance Share Plan 2020-2022 and Restricted Share Plan 2020-2022 reward payments. In the directed share issue without payment, 408,964 Caverion shares held by Caverion have been resolved by the Board of Directors of Caverion to be conveyed to 92 key employees in accordance with the terms and conditions of the plans, of which 324,582 shares will be granted based on the Performance Share Plan 2020-2022 and 84,382 shares will be granted based on the Restricted Share Plan 2020-2022. No new shares will be issued in connection with the plans. In addition, Caverion has published a stock exchange release on March 23, 2023, according to which the Board of Directors of Caverion expects to withdraw its recommendation for the Offeror’s Tender Offer and instead recommend Crayfish BidCo Oy’s tender offer, unless the Offeror uses its matching right and presents an offer that is at least equally favourable to the shareholders of Caverion as Crayfish BidCo Oy’s tender offer, no later than on April 4, 2023. As a result, the Offeror has published a stock exchange release on March 23, 2023, in which the Offeror announced that it is currently in the process of evaluating its next steps. In addition, Caverion’s Annual General Meeting was held on March 27, 2023, and Caverion published the decisions of the Annual General Meeting on March 27, 2023. As previously announced, the Offer Price of the Tender Offer will be adjusted as a result of the decision on the payment of dividend by Caverion’s Annual General Meeting on March 27, 2023 so that the Cash Offer Price (as defined in the Tender Offer Document) is EUR 7.80 per Share, and the nominal amount of the Alternative Consideration Instruments (as defined in the Tender Offer Document) and Deferred Payment Rights (as defined in the Tender Offer Document) issued is EUR 8.30 per Share. The Offeror therefore supplements the Tender Offer Document in accordance with Chapter 11, Section 11, Subsection 4 of the Finnish Securities Markets Act (746/2012, as amended) with the following information included in this document (the “Supplement Document”), and by adding Caverion’s stock exchange release of March 17, 2023, as Appendix S to the Tender Offer Document, Caverion’s stock exchange release of March 23, 2023, as Appendix T to Exhibit 99.24

2 the Tender Offer Document, the Offeror’s stock exchange release of March 23, 2023, as Appendix U to the Tender Offer Document, Caverion’s stock exchange release of March 27, 2023, as Appendix V to the Tender Offer Document, and the Offeror’s stock exchange release of March 28, 2023, as Appendix W to the Tender Offer Document. In connection with this Supplement Document, the Offeror extends the offer period of the Tender Offer to expire on April 17, 2023. Supplements regarding number of outstanding Shares Caverion announced on March 17, 2023 that the Board of Directors of Caverion has decided on a directed share issue without payment for Caverion’s Performance Share Plan 2020-2022 and Restricted Share Plan 2020-2022 reward payments. In the directed share issue without payment, 408,964 Caverion shares held by Caverion have been resolved by the Board of Directors of Caverion to be conveyed to 92 key employees in accordance with the terms and conditions of the plans. After the directed share issue, Caverion has 136,881,609 outstanding Shares, and 2,038,483 treasury shares. Following the directed share issue without payment for Caverion’s Performance and Restricted Share Plan reward payments announced by Caverion on March 17, 2023, the Offeror confirms that the Offer Price of the Tender Offer will not be adjusted as a result of this directed share issue. The Offeror and Caverion have previously agreed in the Combination Agreement that, if the completion of the Tender Offer takes place, Caverion will settle in cash all outstanding rewards to be paid under its Performance Share Plan 2020–2022 and Restricted Share Plan 2020–2022, among others. The Offeror has, as requested by Caverion, approved the payment of rewards by conveyance of Caverion’s treasury shares and the related directed share issue resolved by the Board of Directors of Caverion on March 17, 2023 instead of the cash payment, and the Offeror has confirmed to Caverion that the Offeror will not adjust the Offer Price of the Tender Offer on the basis of this directed share issue as it concerns reward payments which have been previously agreed and which the Offeror was aware of when the Tender Offer was launched. Consequently, the Offeror amends the following sections of the Tender Offer Document as follows: The fifth paragraph of the section “Summary Relating to the Alternative Consideration – Key Information on the Securities and the Deferred Payment Rights – What Are the Main Features of the Alternative Consideration Instruments and the Deferred Payment Rights?” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold: “The Cash Offer Price and the Alternative Consideration have been determined based on 136,472,645 136,881,609 issued and outstanding Shares. Should the Company increase the number of Shares that are issued and outstanding on the date hereof as a result of a new share issue, reclassification, stock split (including a reverse split) or any other similar transaction with dilutive effect, or should the Company distribute a dividend or otherwise distribute funds or any other assets to its shareholders, or if a record date with respect to any of the foregoing occurs prior to any of the settlements of the completion trades of the Tender Offer (whether after the expiry of the Offer Period or any Subsequent Offer Period (as defined below)), resulting in the distribution of funds not being payable to the Offeror, the Cash Offer Price and the Alternative Consideration payable by the Offeror shall be reduced accordingly on a euro-for-euro basis. However, each of the Alternative Consideration Instruments or Deferred Payment Rights are not subject to any adjustments after such an Alternative Consideration Instrument has been delivered or a Deferred Payment Right has been recorded to the shareholder but, instead, the adjustments will occur only if the distribution of funds or other corporate event entitling to the adjustment or if a record date with respect to any of the foregoing occurs prior to the settlement of relevant completion trades of the Tender Offer.” The second paragraph of the section “Information on the Pricing of the Tender Offer – Grounds for Determining the Offer Price” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold: “The Cash Offer Price and the Alternative Consideration have been determined based on 136,472,645 136,881,609 issued and outstanding Shares. Should the Company increase the number of Shares that are issued and outstanding on the date hereof as a result of a new share issue, reclassification, stock split (including a reverse split) or any other similar transaction with dilutive effect, or should the Company distribute a dividend or otherwise distribute funds or any other assets to its shareholders, or if a record date with respect to any of the foregoing occurs prior to any of the settlements of the completion trades of the Tender Offer (whether after the expiry of the Offer Period or any Subsequent Offer Period (as defined below)), resulting in the distribution of funds not being payable to the Offeror, the Cash Offer Price and the Alternative Consideration payable by the Offeror shall be reduced accordingly on a euro-for-euro basis as set out in section “Terms and Conditions of the Tender Offer – Offer Price”. However, each of the Alternative Consideration Instruments or Deferred Payment Rights are not subject to any adjustments after such an Alternative Consideration

3 Instrument has been delivered or a Deferred Payment Right has been recorded to the shareholder but, instead, the adjustments will occur only if the distribution of funds or other corporate event entitling to the adjustment or if a record date with respect to any of the foregoing occurs prior to the settlement of relevant completion trades of the Tender Offer.” The second paragraph of the section “Summary of the Combination Agreement – Offer Period and Offer Price” shall be amended by adding the passage that is underlined and set in bold: “The Combination Agreement provides that the Offeror shall offer to acquire all the Shares by giving the shareholders of the Company the possibility to elect either (i) a cash consideration of EUR 8.00 for each Share, or (ii) one (1) Alternative Consideration Instrument for each Share, subject to the terms and conditions of the Tender Offer. The Offeror shall instead of the Alternative Consideration Instruments offer shareholders holding Shares on Finnish equity savings accounts the possibility to elect a deferred payment right of EUR 8.50 per Share to be paid in cash nine (9) months from the date of the first completion trades in the Tender Offer. The Offer Price has been determined based on 136,472,645 issued and outstanding Shares. Should the Company increase the number of Shares that are issued and outstanding on the date hereof as a result of a new share issue, reclassification, stock split (including a reverse split) or any other similar transaction with dilutive effect, or should the Company distribute a dividend or otherwise distribute funds or any other assets to its shareholders, or if a record date with respect to any of the foregoing occurs prior to any of the settlements of the completion trades (whether after the expiry of the Offer Period or any Subsequent Offer Period (as defined below)), resulting in the distribution of funds not being payable to the Offeror, the Offer Price payable by the Offeror shall be reduced accordingly on a euro-for-euro basis as set out in section “Terms and Conditions of the Tender Offer – Offer Price”. However, after their issuance, the Alternative Consideration Instruments or the Deferred Payment Rights are not subject to any adjustments. The Offeror has, as requested by Caverion, approved the payment of rewards under Caverion’s Performance Share Plan 2020-2022 and Restricted Share Plan 2020-2022 by conveyance of Caverion’s treasury shares and the related directed share issue, resolved by the Board of Directors of Caverion on March 17, 2023, instead of the cash payment of said plans as agreed in the Combination Agreement, without adjusting the Offer Price of the Tender Offer on the basis of this directed share issue.” The eighth paragraph of the section “Terms and Conditions of the Tender Offer – Offer Price” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold: “The Cash Offer Price and the Alternative Consideration have been determined based on 136,472,645 136,881,609 issued and outstanding Shares. Should the Company increase the number of Shares that are issued and outstanding on the date hereof as a result of a new share issue, reclassification, stock split (including a reverse split) or any other similar transaction with dilutive effect, or should the Company distribute a dividend or otherwise distribute funds or any other assets to its shareholders, or if a record date with respect to any of the foregoing occurs prior to any of the settlements of the completion trades of the Tender Offer (whether after the expiry of the Offer Period or any Subsequent Offer Period (as defined below)), resulting in the distribution of funds not being payable to the Offeror, the Cash Offer Price and the Alternative Consideration payable by the Offeror shall be reduced accordingly on a euro-for-euro basis. However, each of the Alternative Consideration Instruments or Deferred Payment Rights are not subject to any adjustments after such an Alternative Consideration Instrument has been delivered or a Deferred Payment Right has been recorded to the shareholder but, instead, the adjustments will occur only if the distribution of funds or other corporate event entitling to the adjustment or if a record date with respect to any of the foregoing occurs prior to the settlement of relevant completion trades of the Tender Offer.” The first paragraph of the section “Presentation of Caverion – Shares and Share Capital” shall be amended by replacing the following strikethrough passage with the passages that are underlined and set in bold: “As at the date of this Tender Offer Document, the The registered share capital of Caverion amounts to EUR 1,000,000 and the number of issued shares in Caverion is 138,920,092, of which 136,472,645 136,881,609 are outstanding Shares and 2,447,447 2,038,483 are held in treasury. The shares in Caverion have no nominal value. The articles of association of Caverion do not include provisions on the minimum or maximum amount of share capital.” Supplements regarding share-based long-term incentive plans of Caverion The second paragraph of the section “Background and Objectives – Share-based Long-term Incentive Plans of Caverion” shall be amended by replacing the following strikethrough passages with the passages that are underlined and set in bold:

4 “According to the Combination Agreement, if the completion of the Tender Offer takes place, Caverion will settle in cash all outstanding rewards to be paid under the Performance Share Plans 2022–2024, 2021–2023 and 2020–2022 based on achievement of performance targets per September 30, 2022 and pro-rated to time passed, all outstanding rewards to be paid under the fourth instalment under the conditional Matching Share Plan 2018–2022 and all outstanding rewards to be paid under the conditional Restricted Share Plans 2022–2024, 2021–2023 and 2020–2022. The outstanding rewards under the Performance Share Plans and the conditional Restricted Share Plans will be paid three (3) months after the completion of the Tender Offer and the outstanding rewards under the fourth instalment of the conditional Matching Share Plan will be paid at the completion of the Tender Offer, in each case on condition that the participant has not voluntarily resigned from his/her position at Caverion prior to that time. The payment of the outstanding rewards under the conditional Matching Share Plan may also occur sooner if required under applicable plan terms. In deviation from the above, the Offeror has approved the reward payments for Caverion’s Performance Share Plan 2020-2022 and Restricted Share Plan 2020-2022 by conveyance of Caverion’s treasury shares and the related directed share issue without payment, announced by Caverion on March 17, 2023. The total remaining amount payable by Caverion under these plans the outstanding share incentive plans amounts to approximately EUR 17.8 million EUR 10.6 million (excluding social security costs).” Caverion’s stock exchange release Caverion announced on March 23, 2023 that the Board of Directors of Caverion expects to withdraw its recommendation for the Offeror’s Tender Offer and instead recommend Crayfish BidCo Oy’s tender offer, unless the Offeror uses its matching right and presents an offer that is at least equally favourable to the shareholders of Caverion as Crayfish BidCo Oy’s tender offer, no later than on April 4, 2023. According to the release Crayfish BidCo Oy has lowered the acceptance condition in its offer from 90% to 66 2/3%. Consequently, the Offeror amends the following sections of the Tender Offer Document as follows: The first paragraph of the section “Background and Objectives – Statement by the Board of Directors of Caverion” shall be amended by adding the passages that are underlined and set in bold: “After reviewing the Tender Offer and its terms and conditions, as well as other available information, the Board of Directors of Caverion represented by a quorum comprising the non-conflicted members of the Board of Directors, has unanimously decided to recommend that the shareholders of Caverion accept the Tender Offer. The Statement of the Board of Directors of Caverion in accordance with Chapter 11, Section 13 of the Finnish Securities Markets Act, is attached to this Tender Offer Document as Annex C. The Board of Directors of Caverion received an opinion, dated November 3, 2022, of Caverion’s exclusive financial adviser, BofA Securities, to the effect that, as of the date of such opinion, the Offer Price to be paid to holders of Shares (other than Security Trading, Fennogens and Corbis and their respective affiliates) pursuant to the Tender Offer, was fair, from a financial point of view, to such holders, which opinion was based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in the opinion. The opinion of BofA Securities was provided for the use and benefit of the Board of Directors of Caverion and does not constitute a recommendation as to whether any holders of Shares should tender such Shares in connection with the Tender Offer, how any holders of Shares should act in connection with the Tender Offer or any related matter. The complete opinion is attached as Appendix 1 to the Statement of the Board of Directors of Caverion, issued on November 18, 2022, and attached as Annex C to this Tender Offer Document. Based on the amendments to the Combination Agreement and to the terms and conditions of the Tender Offer made on January 24, 2023, the Board of Directors of Caverion has on February 9, 2023 published the Updated Statement in accordance with Chapter 11, Section 13 of the Finnish Securities Markets Act. According to the Updated Statement, the Board of Directors of Caverion represented by a quorum comprising the non-conflicted members of the Board of Directors, continues to unanimously recommend that the shareholders of Caverion accept the Tender Offer. The Updated Statement is attached to this Tender Offer Document as Annex G. The Board of Directors of Caverion has received an updated opinion, dated January 24, 2023, of Caverion’s exclusive financial adviser, BofA Securities, to the effect that, as of the date of such opinion, the increased Offer Price to be paid to holders of Shares (other than Security Trading, Fennogens and Corbis and their respective affiliates) pursuant to the Tender Offer (under its improved terms announced on January 24, 2023), was fair from a financial point of view, to such holders, which opinion was based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in such opinion. The opinion of BofA Securities was provided for the use and benefit of the Board of Directors of Caverion and does not constitute a recommendation as to how any holders of Shares should act in connection with the Tender Offer or any related matter. The updated opinion of BofA Securities is attached as Appendix 1 to the Updated Statement issued by the Board of Directors of Caverion. Caverion announced on March 23, 2023 that the Board of Directors of Caverion expects to withdraw its recommendation for the Offeror’s Tender

5 Offer and instead recommend Crayfish BidCo Oy’s tender offer, unless the Offeror uses its matching right and presents an offer that is at least equally favourable to the shareholders of Caverion as Crayfish BidCo Oy’s tender offer, no later than on April 4, 2023.” The section “Information on the Pricing of the Tender Offer – Other Public Tender Offers Regarding the Shares” shall be amended by adding the passages that are underlined and set in bold: “To the knowledge of the Offeror, no public tender offer for the Shares or securities entitling to Shares has been made by any third party during the 12 months preceding the date of the Tender Offer Document dated November 24, 2022. Caverion announced on January 10, 2023, that Crayfish Bidco Oy, a Finnish company controlled by Triton Fund V, has announced a voluntary public cash tender offer pursuant to which Crayfish Bidco Oy proposes to acquire all issued and outstanding shares in Caverion at an offer price of EUR 8.00 per share. According to Caverion's stock exchange release, the tender offer by Crayfish Bidco Oy is subject to certain conditions, including the tender offer having been validly accepted with respect to shares representing, together with any other shares otherwise acquired by Crayfish Bidco Oy prior to or during the offer period, more than ninety (90) percent of the outstanding shares and voting rights in Caverion, and the receipt by Crayfish Bidco Oy of all necessary regulatory approvals. Caverion’s stock exchange release of January 10, 2023 is attached as Appendix D to the Tender Offer Document and the Offeror's stock exchange release concerning, inter alia, its views on the competing offer of January 11, 2023, is attached as Appendix E to the Tender Offer Document. Caverion announced on February 24, 2023, that Crayfish BidCo Oy has announced that it has resolved to increase the offer price under the tender offer by Crayfish BidCo Oy to EUR 8.95 in cash for each validly tendered Share. Caverion’s stock exchange release of February 24, 2023, is attached as Appendix K to the Tender Offer Document, the Offeror’s stock exchange release of February 24, 2023, concerning its evaluation of alternatives is attached as Appendix L to the Tender Offer Document and Caverion’s stock exchange release of February 27, 2023, concerning evaluation of the Caverion Board is attached as Appendix M to the Tender Offer Document. Crayfish BidCo Oy announced on March 7, 2023 that it will commence its competing offer on March 8, 2023, and published its tender offer document. The related Caverion’s stock exchange release of March 7, 2023 is attached as Appendix N to the Tender Offer Document. Caverion’s stock exchange release of March 9, 2023, concerning the further evaluation of both offers is attached as Appendix P to the Tender Offer Document. Caverion announced on March 23, 2023 that the Board of Directors of Caverion expects to withdraw its recommendation for the Offeror’s Tender Offer and instead recommend Crayfish BidCo Oy’s tender offer, unless the Offeror uses its matching right and presents an offer that is at least equally favourable to the shareholders of Caverion as Crayfish BidCo Oy’s tender offer, no later than on April 4, 2023. According to the release Crayfish BidCo Oy has lowered the acceptance condition in its offer from 90% to 66 2/3%. Caverion’s stock exchange release of March 23, 2023, is attached as Appendix T to the Tender Offer Document and the Offeror’s stock exchange release of March 23, 2023, concerning its evaluation of its next steps, as Appendix U to the Tender Offer Document.” Supplements relating to the extension of the Offer Period As described in the Tender Offer Document, all regulatory approvals required for the completion of the Tender Offer have been received and the offer period for the Tender Offer was intended to end on March 31, 2023. As a result of the new information included in this Supplement Document, the Offeror has extended the offer period of the Tender Offer to expire on April 17, 2023, at 4:00 p.m. (Finnish time), unless the offer period is extended further or any extended offer period is discontinued in accordance with the terms and conditions of the Tender Offer. Consequently, the Offeror amends the following sections of the Tender Offer Document as follows: The sixth paragraph of the cover page shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold: “The offer period for the Tender Offer has commenced on November 24, 2022 at 9:30 a.m. (Finnish time) and will expire on March 31 April 17, 2023 at 4:00 p.m. (Finnish time), unless the offer period is extended or any extended offer period is discontinued (the “Offer Period”). For details, please see “Terms and Conditions of the Tender Offer”.” The first paragraph of the section “Summary relating to the Alternative Consideration – Key Information on the Offer of Alternative Consideration to the Public – Under Which Conditions and Timetable Can I Invest in the Alternative Consideration?” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold:

6 “The offer period for the Tender Offer commenced on November 24, 2022 at 9:30 a.m. (Finnish time) and expires on March 31 April 17, 2023 at 4:00 p.m. (Finnish time), unless the offer period is extended or any extended offer period is discontinued (the “Offer Period”). Acceptance of the Tender Offer with Alternative Consideration may only be submitted from February 13, 2023.” The first paragraph of the section “Restrictions and Important Information – Certain Key Dates” shall be amended by replacing the following strikethrough passages with the passages that are underlined and set in bold: “The following timetable sets forth certain key dates relating to the Tender Offer, provided that the Offer Period has not been extended further or discontinued in accordance with, and subject to, the terms and conditions of the Tender Offer and applicable laws and regulations: Announcement of the Tender Offer November 3, 2022 Offer Period commences November 24, 2022 Announcement of the Offeror’s decision to improve the consideration of the Tender Offer and other amendments made to the Combination Agreement and the terms and conditions of the Tender Offer January 24, 2023 Offer Period expires at the earliest, unless extended or discontinued in accordance with, and subject to, the terms and conditions of the Tender Offer and applicable laws and regulations; any possible extension of the Offer Period will be announced by way of a stock exchange release as soon as practically possible March 31 April 17, 2023 Announcement of the preliminary result of the Tender Offer (preliminary) April 3 April 18, 2023 Announcement of the final result of the Tender Offer (preliminary) April 6 April 21, 2023 Payment of the Offer Price and issuance of the Alternative Consideration Instruments and recording of the non-transferable entries representing the Deferred Payment Rights to the equity savings accounts (preliminary) By May 2 May 15, 2023” The first paragraph of the section “Terms and Conditions of the Tender Offer – Offer Period” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold: “The offer period for the Tender Offer commenced on November 24, 2022, at 9:30 a.m. (Finnish time) and expires on March 31 April 17, 2023, at 4:00 p.m. (Finnish time), unless the offer period is extended or any extended offer period is discontinued as described below (the “Offer Period”). Before February 13, 2023, the acceptance of the Tender Offer can only be made with the Cash Offer Price.” The third paragraph of the section “Terms and Conditions of the Tender Offer – Offer Period” shall be amended by replacing the following strikethrough passage with the passage that is underlined and set in bold: “According to Chapter 11, Section 12 of the Finnish Securities Markets Act, the duration of the Offer Period in its entirety may be ten (10) weeks at the maximum. Provided that the business operations of the Company are not hindered for longer than is reasonable, as referred to in Chapter 11, Section 12, Subsection 2 of the Finnish Securities Markets Act, the Offeror may extend the Offer Period beyond ten (10) weeks for a particular reason. The Offeror has extended the Offer Period until March 31 April 17, 2023 and reserves the right to extend the Offer Period in accordance with the applicable laws and regulations, taking into account the regulations and guidelines 9/2013 of the Finnish Financial Supervisory Authority (the “FIN-FSA”) on Takeover Bids and Mandatory Bids (as may be amended or re-enacted from time to time) (the “FIN-FSA Regulations and Guidelines”). The expiry date of any extended Offer Period will in such case, unless published in connection with the announcement of the extension of the Offer Period, be published by the Offeror at least two (2) weeks before such expiry.”

7 Supplements relating to Caverion’s Annual General Meeting and adjustment of the Offer Price Caverion’s Annual General Meeting was held and the decisions of the Annual General Meeting were published by Caverion through a stock exchange release on March 27, 2023. Due to the dividend decision taken by the Annual General Meeting, the Offeror published a stock exchange release concerning the adjustment of the Offer Price on March 28, 2023. Consequently, the Offeror supplements the Tender Offer Document with the following information: All references to the Cash Offer Price of EUR 8.00 or immediate cash consideration of EUR 8.00 in the Tender Offer Document shall as of March 28, 2023 read and be construed as references to the Cash Offer Price of EUR 7.80 or immediate cash consideration of EUR 7.80. All references to the nominal amount of the Alternative Consideration Instruments and Deferred Payment Rights of EUR 8.50 shall as of March 28, 2023 read and be construed as references to the nominal amount of the Alternative Consideration Instruments and Deferred Payment Rights of EUR 8.30. Similarly, all references to a fixed cash payment of EUR 8.50 per Share payable in nine (9) months from the date of the first completion trades in the Tender Offer shall as of March 28, 2023 read and be construed as references to a fixed cash payment of EUR 8.30 per Share payable in nine (9) months from the date of the first completion trades in the Tender Offer. All references to the minimum subscription amount and book entry unit denomination of the Alternative Consideration Instruments of EUR 8.50 shall as of March 28, 2023 read and be construed as references to the minimum subscription amount and book entry unit denomination of the Alternative Consideration Instruments of EUR 8.30 The fourth paragraph of the section “Information on the Pricing of the Tender Offer – Grounds for Determining the Offer Price” shall be amended by replacing the following strikethrough passages with the passages that are underlined and set in bold: “The Board of Directors of Caverion has proposed to the Annual General Meeting of Caverion resolved on March 27, 2023 that the dividend of EUR 0.20 per Share will be paid to shareholders who on the record date of the dividend payment March 29, 2023 are recorded in the shareholder register maintained by Euroclear Finland Oy. If the Offer Period expires on March 31, 2023, and the Tender Offer is completed, the Completion Date under the terms and conditions of the Tender Offer would occur by May 2, 2023, and As the record date of the dividend proposed to the Annual General Meeting would occur occurs prior to the settlement of the completion trades of the Tender Offer, in which case the Cash Offer Price and Alternative Consideration would will be adjusted as described above with respect to such Shares which are not settled to the Offeror at the time of the record date of the dividend. Due to the adjustment of Offer Price for the dividend payment, as of March 28, 2023, the Cash Offer Price is EUR 7.80 per Share, and the nominal amount of the Alternative Consideration Instruments and Deferred Payment Rights issued is EUR 8.30 per Share, subject to any further adjustments in accordance with the terms and conditions of the Tender Offer.” The first and fourth paragraphs of the section “Presentation of Caverion – Authorisations – Authorisation Regarding the Issuance of Shares” shall be amended by replacing the following strikethrough passages with the passages that are underlined and set in bold: “On March 28, 2022 March 27, 2023, the annual general meeting of Caverion authorized the Board of Directors of the Company to resolve on the issuance of shares. The authorization concerns both the issuance of new shares as well as the transfer of treasury shares. The total number of shares to be issued under the authorization may not exceed 13,500,000 shares, which corresponds to approximately 9.7 percent of all the shares in Caverion.” “The authorization is valid until the close of the next annual general meeting, however, no later than June 30, 2023. The Board of Directors of Caverion has proposed that the Annual General Meeting grant the Board of Directors a similar authorization, which would cancel the authorisation given by the Annual General Meeting on March 28, 2022 to decide on the issuance of shares and which is valid until the end of the next Annual General Meeting, however no later than June 30, 2024.” The first and fourth paragraphs of the section “Presentation of Caverion – Authorisation Regarding the Repurchase of Own Shares as well as to Accept Them as Pledge” shall be amended by replacing the following strikethrough passages with the passages that are underlined and set in bold: “On March 28, 2022 March 27, 2023, the annual general meeting of Caverion authorized the Board of Directors of the Company to resolve on the repurchase of the Company’s own shares as well as on the acceptance of them as pledge. The

8 number of shares to be repurchased or accepted as pledge by virtue of the authorization shall not exceed 13,500,000 shares, which corresponds to approximately 9.7 percent of all the shares in the Company.” “The authorization is valid until September 28, 2023. The Board of Directors of Caverion has proposed that the Annual General Meeting grant the Board of Directors a similar authorization, which would cancel the authorisation given by the Annual General Meeting on March 28, 2022 to decide on the repurchase and/or acceptance as pledge of the company's own shares and which is valid until September 27, 2024.” Availability of Documents The Finnish language version of the Tender Offer Document is available, and the Finnish language version of this Supplement Document is available as of March 30, 2023, on the internet at www.caverion-offer.fi and www.nordea.fi/caverion-ostotarjous. The English language translation of the Tender Offer Document is available, and the English language translation of this Supplement Document is available as of March 30, 2023, on the internet at www.caverion-offer.com and www.nordea.fi/caverion-offer. The Finnish Financial Supervisory Authority (the “FIN-FSA”) has approved the Finnish language version of this Supplement Document but the FIN-FSA assumes no responsibility for the accuracy of the information presented therein. The decision number of the approval of the FIN-FSA is FIVA/2023/609. This Supplement Document has been translated into the English language. In the event of any discrepancy between the two language versions of the Supplement Document, the Finnish language version shall prevail. The Tender Offer is not being made, directly or indirectly, in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa and the Tender Offer Document and this Supplement Document and any and all materials related thereto should not be sent in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa (including by use of, or by any means or instrumentality, for example, e-mail, post, facsimile transmission, telephone or internet, of interstate or foreign commerce, or any facilities of a national securities exchange), and the Tender Offer cannot be accepted directly or indirectly or by any such use, means or instrumentality, in or from within Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. Accordingly, copies of the Tender Offer Document and this Supplement Document and any related materials are not being, and must not be, mailed, forwarded, transmitted or otherwise distributed or sent in or into or from Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or, in their capacities as such, to custodians, trustees, agents or nominees holding Shares for Australian, Canadian, Hong Kong, Japanese, New Zealander or South African persons, and persons receiving any such documents (including custodians, nominees and trustees) must not distribute, forward, mail, transmit or send them in, into or from Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. Any person accepting the Tender Offer shall be deemed to represent to the Offeror such person’s compliance with these restrictions and any purported acceptance of the Tender Offer that is a direct or indirect consequence of a breach or violation of these restrictions shall be null and void. Information for Shareholders in the United States Shareholders of Caverion in the United States are advised that the shares in Caverion are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder. The Tender Offer is made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The Tender Offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act for a Tier I tender offer (the “Tier I Exemption”) and Rule 802 (the “802 Exemption”) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the Tender Offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in the Tender Offer Document and this Supplement Document has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The Tender Offer is made to Caverion’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including the Tender Offer Document and this Supplement Document, are being

9 disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion’s other shareholders. As permitted under the Tier I Exemption, the settlement of the Tender Offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The Tender Offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption and the 802 Exemption. To the extent the Tender Offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that (whether paid initially in cash or upon redemption of any Alternative Consideration Instruments) the offer price for the Tender Offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate. To the extent permissible under applicable law or regulations, the Offeror and its affiliates or its brokers and its brokers’ affiliates (acting as agents for the Offeror or its affiliates, as applicable) may from time to time after the date of the Tender Offer Document and this Supplement Document and during the pendency of the Tender Offer, and other than pursuant to the Tender Offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. To the extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the Offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the Tender Offer (including the offer of the Alternative Consideration Instruments), passed upon the merits or fairness of the Tender Offer (including the offer of the Alternative Consideration Instruments), or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the Tender Offer (including in relation to the Alternative Consideration Instruments). Any representation to the contrary is a criminal offence in the United States. THE ALTERNATIVE CONSIDERATION INSTRUMENTS HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND THE ALTERNATIVE CONSIDERATION INSTRUMENTS CONSTITUTE “RESTRICTED SECURITIES” PURSUANT TO THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD WITH UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS. The receipt of cash pursuant to the Tender Offer by a U.S. shareholder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the Tender Offer. It may be difficult for Caverion’s shareholders and the holders of the Alternative Consideration Instruments to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the Offeror and Caverion are located in a non-U.S. jurisdiction and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders and the holders of the Alternative Consideration Instruments may not be able to sue the Offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the Offeror and Caverion and their respective affiliates to subject themselves to a U.S. court’s judgment. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT OR THIS SUPPLEMENT DOCUMENT OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT OR IN THIS

10 SUPPLEMENT DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. Forward-looking Statements This Supplement Document includes “forward-looking statements”, including statements about the expected timing and completion of the Tender Offer. Generally, words such as may, should, could, aim, will, would, expect, intend, estimate, anticipate, believe, plan, seek, contemplate, envisage, continue or similar expressions identify forward-looking statements. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the control of the Offeror and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include: the occurrence of any event, change or other circumstances that could give rise to the termination of the Tender Offer, the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies, the risk that a condition to consummating the Tender Offer may not be satisfied, the ability of Caverion to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the completion of the Tender Offer, and other factors. Although the Offeror believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such statements will be fulfilled or prove to be correct, and no representations are made as to the future accuracy and completeness of such statements. The Offeror undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable laws or by any appropriate regulatory authority. Any forward-looking statements contained in this Supplement Document speak only as at the date of this Supplement Document.

S-1 APPENDIX S – CAVERION’S STOCK EXCHANGE RELEASE OF MARCH 17, 2023

Conveyance of Caverion Corporation’s own shares pursuant to Restricted and Performance Share Plans and the related directed share issue Caverion Corporation Stock exchange release 17 March 2023 at 6.00 p.m. EET Conveyance of Caverion Corporation’s own shares pursuant to Restricted and Performance Share Plans and the related directed share issue The Board of Directors of Caverion Corporation (the “Company” and the “Board”) has decided on a directed share issue without payment for the Company’s Performance Share Plan 2020-2022 and Restricted Share Plan 2020-2022 reward payments. The decision on the directed share issue without payment is based on the authorisation granted to the Board by the Annual General Meeting of Shareholders held on March 28, 2022. In the directed share issue without payment, 408,964 Company shares held by the Company have on March 17, 2023 been resolved by the Board to be conveyed to 92 key employees in accordance with the terms and conditions of the plans, of which 324,582 shares will be granted based on the Performance Share Plan 2020-2022 and 84,382 shares will be granted based on the Restricted Share Plan 2020- 2022. No new shares will be issued in connection with the plans and therefore the plan will have no diluting effect. Prior to the directed share issue, the Company held a total of 2,447,447 treasury shares, of which 2,038,483 treasury shares remain with the Company after the conveyance. The Board decided in December 2015 on establishment of the new share-based long-term incentive plan. In December 2019 the Board decided on the commencement of a new plan period for the years 2020-2022. Further details about the plans are available in the stock exchange releases announced on December 18, 2015 and December 18, 2019. The key aim of the plans is, among others, to align the interests of shareholders and senior management in order to promote shareholder value creation, to commit key senior management to the Company and its strategic targets and to offer them a competitive reward plan based on the ownership of the Company’s shares. Distribution: Nasdaq Helsinki, principal media, www.caverion.com For additional information, please contact: Milena Hæggström, Head of Investor Relations and External Communications, tel. +358 440 5581 328, milena.haeggstrom@caverion.com Caverion is an expert for smart and sustainable built environments, enabling performance and people’s well-being. Customers can trust our expertise during the entire life cycle of their buildings, infrastructure or industrial sites and processes: from installation and maintenance of base and smart technologies, to managed services as well as advisory and engineering services and digital solutions. Our customers are supported by almost 14,500 Caverion professionals in 10 countries in Northern and Central Europe. Our revenue in 2022 was over EUR 2.3 billion. Caverion’s shares are listed on Nasdaq Helsinki. www.caverion.com @CaverionGroup #BuildingPerformance #Energywise #Caverion S-2

T-1 APPENDIX T – CAVERION’S STOCK EXCHANGE RELEASE OF MARCH 23, 2023

INSIDE INFORMATION: Caverion Board expects to withdraw its recommendation from North Holdings 3 Oy’s offer and recommend Crayfish BidCo Oy’s offer, subject to North Holdings 3 Oy’s matching right Caverion Corporation Inside information 23 March 2023 at 9.00 a.m. EET INSIDE INFORMATION: Caverion Board expects to withdraw its recommendation from North Holdings 3 Oy’s offer and recommend Crayfish BidCo Oy’s offer, subject to North Holdings 3 Oy’s matching right NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY,IN OR INTO AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. The Board of Directors of Caverion Corporation (the “Board”) announced on 9 March 2023 that it will issue its recommendation of the respective tender offers to acquire all of the issued and outstanding shares in Caverion Corporation (“Caverion”) that are not held by Caverion or any of its subsidiaries (the “Shares" or individually a “Share”) announced by North Holdings 3 Oy (the “Bain Consortium”) on 24 January 2023 (the “Bain Consortium Offer”) and Crayfish BidCo Oy (“Triton”) on 24 February 2023 (the “Triton Offer”) as soon as possible and in any event no later than five (5) business days prior to the expiration of the offer period for the Bain Consortium Offer. The Bain Consortium includes as members Security Trading Oy, Fennogens Investments S.A. and Corbis S.A. (the “Consortium Shareholders”) who together own approximately 26.7% of the Shares. As stated in the Board’s release on 9 March 2023, the Board has sought further information from the bidders and clarity on the following circumstances: 1. Information on the relevant agreements and commitments between the Consortium Shareholders and the other consortium parties that may influence the willingness or ability of the Consortium Shareholders to accept Triton Offer in a situation where the Bain Consortium Offer would have expired or otherwise fallen away; and 2. Triton’s willingness and ability to lower its more than 90% acceptance condition. On 23 March 2023 Triton lowered the acceptance condition in its offer from 90% to 66 2/3% (such announcement by Triton attached as Appendix 1 to this release). The lowered acceptance condition in the Triton Offer means that the Consortium Shareholders are not able to prevent the acceptance condition in the Triton Offer from being fulfilled, based on their current shareholdings. On the basis of the facts and information available to the Board as of this date, the Board expects to withdraw its recommendation for the Bain Consortium Offer and instead recommend the Triton Offer, unless the Bain Consortium presents an offer that is at least equally favourable to the shareholders of Caverion as the Triton Offer no later than on 4 April 2023, which is when the Bain Consortium’s right-to-match period expires under the combination agreement between the Bain Consortium and Caverion. The Board’s assessment of whether a potential enhanced offer from the Bain Consortium is at least equally favourable as the Triton Offer will be made by comparing the two offers as a whole, including T-2 from financial and deliverability points of view and taking into account also anticipated timing and regulatory aspects (the "**Board's Assessment**"). The Chairman of the Board, Mats Paulsson, comments on the Board's expectation to change its recommendation as follows:

"The Board has engaged with both bidders throughout the process in the interest of Caverion and all its shareholders. During the past months we have seen keen interest from two good offerors to acquire Caverion. We have been pleased to see a strong competition among them which has resulted in a series of increases and improvements of both offers. In addition to the prices offered by the bidders, the Board has throughout the process also been focused on the risks that the offers would not be completed. Now, with the most recent improvement by Triton of the Triton Offer by lowering its acceptance condition, the risk of the Triton Offer not completing has decreased. Therefore, based on the facts available to the Board as of the date of this announcement, the Board expects to change its recommendation to Triton on 5 April 2023 when the Bain Consortium's right to match period has expired, unless the Bain Consortium has presented an offer that is at least equally favourable to the shareholders of Caverion as the Triton Offer."

Summary and evaluation of the offers

In the Board's view, based on the tender offer documents published and the announcements made by each offeror in relation to the respective tender offers prior to this date, the two offers have the following key summary features:

	Bain Consortium Offer	**Triton Offer**
Existing ownership & conditional share purchase agreements	The Consortium Shareholders approximately own 26.7 % of the Shares. Antti Herlin, Hisra Consulting and Finance Oy and Autumn Spirit Oü, which are not part of the Bain Consortium but are related parties to the Consortium Shareholders and together represent 0.48% of all outstanding Shares and votes in Caverion, have irrevocably undertaken to accept the Bain Consortium Offer. The Shares held by the Consortium Shareholders represent together with irrevocable undertakings approximately 27.14% of the Shares. The irrevocable undertakings that the Bain Consortium had earlier from Elo Mutual Pension Insurance Company, Ilmarinen Mutual Pension Insurance Company, Mandatum Life Insurance Company Limited Varma Mutual Pension Insurance Company and Veritas Pension Insurance Company Ltd. have ceased to be in effect as a result of the Triton Offer.	Triton currently owns 9.9% of the Shares and has entered into conditional share purchase agreements to acquire a further 20.0% of the Shares. The Shares held by Triton represent, together with the conditional share purchases, approximately 29.99% of the Shares. Conditional share purchases concerning approximately 10.0% of all Shares in Caverion may be terminated by either party if a third party announces a competing public tender offer for the Shares with a cash consideration payable immediately at completion being at least equal to or exceeding, as applicable, the threshold of EUR 9.50 and Triton does not match or exceed the consideration offered in such competing offer within a certain period of time.
Price	Offer price of (i) EUR 8.00/Share to be paid in cash in connection with completion ("**Cash Consideration**") or (ii) a fixed cash payment of EUR 8.50/Share in nine (9) months from the completion ("**Alternative Consideration**" and together with the Cash Consideration, the "**Bain Consortium Offer Price**").	EUR 8.95/Share to be paid in cash in connection with completion (the "**Triton Offer Price**").
Expected timeline to completion	The Bain Consortium Offer is set to expire on 31 March 2023, unless extended, with completion trades for the Cash Consideration expected in May 2023. The Alternative Consideration is expected to be paid in February 2024.	The offer period for the Triton Offer is set to expire on 17 May 2023, unless extended. Triton has further stated that it expects its offer to complete during Q3/2023 or Q4/2023. Based on an assessment by the Board's legal advisor, the Board expects that the offer could likely be completed between October 2023 and February 2024. However, it is

T-3

possible that relevant merger clearances would not be obtained within the estimated timeframe or at all. Key conditions and risks • Acceptance condition: An acceptance threshold of more than 50% of the Shares which the Bain Consortium has reserved the right to waive. • Merger clearance and remedies: On 26 January 2023 the Bain Consortium announced that it had received all necessary regulatory approvals. • No material adverse change: If a material adverse change occurs in the Caverion group after announcement of the Bain Consortium Offer, the Bain Consortium may terminate its offer. The Board understands that on the date of this release there are no further conditions that need to be fulfilled. With a significantly shorter expected timeline to completion for the Bain Consortium Offer compared to the Triton Offer, the risk of a materially adverse change occurring prior to completion of the offer can reasonably be expected to be significantly smaller for the Bain Consortium Offer. • Acceptance condition: An acceptance threshold of more than 66 2/3% of the Shares. • Merger clearance and remedies: Other funds managed by Triton have existing ownership of several competitors to Caverion, including Assemblin (the “Competing Businesses”). The merger clearance process is expected to be lengthy with a reasonably high likelihood that the merger control authorities may require structural remedies (e.g. divestments). The Triton Offer may not be completed before merger clearances have been obtained. • Long Stop Date: Unless all conditions for the Triton Offer, including obtaining merger clearance, are met no later than 8 January 2024 (the “Triton Long Stop Date”), Triton may terminate its offer. • Financing: Triton’s financing arrangements extend to the Triton Long Stop Date. If completion of the Triton Offer has not occurred by such date, Triton may be unable or unwilling to extend or replace its debt financing arrangement and thus terminate its offer. • No material adverse change: If a material adverse change occurs in the Caverion group after announcement of the Triton Offer, Triton may terminate its offer. • FDI Approvals: The Board understands that on the date of this release, Triton is, in addition, in the process of seeking required foreign direct investment (FDI) approvals from relevant authorities and expects to receive such in Q1/2023 or shortly thereafter. Triton has reserved the right to waive the conditions to its offer as permitted by law. Completion may, however, not occur prior to required FDI and merger clearance approvals having been obtained. In addition to the summary above, the Board would also like to specifically highlight to Caverion’s shareholders the following risks associated with the Triton Offer that may lead to its non-completion, if any of the risks materialise, it may lead to one or more of the conditions in the Triton Offer failing to be fulfilled prior to the Triton Long Stop Date, in which case Triton may allow its tender offer to lapse with no tender offer available to be accepted and no offer price being paid to Caverion’s shareholders. It should be noted that if the Triton Offer does not complete, there may not be any alternative ongoing or future public offers for the Shares, which may negatively impact Caverion’s share price. T-4

• The Board encourages shareholders to note uncertainties related to Triton’s merger clearance process, including that (1) any potential remedies (e.g. divestments) that may be required should generally be comprehensive and effective so as to eliminate the relevant competition concerns (if any) in their entirety, (2) any divestments should be structured to consist of a viable business, which may limit how small and targeted any potential divestments could be in order to satisfy the relevant merger control authorities, (3) one or more suitable purchasers accepted by merger control authorities must be found for any potential divestments and (4) Triton is not required to accept any remedies which it would consider ‘materially adverse’ to Triton, Caverion, or their respective affiliated entities in view of the tender offer. The above potential complexities illustrate the uncertainty as to whether the merger clearance process can be completed before the Triton Long Stop Date and whether merger clearance can be obtained at all. • There is uncertainty relating to the assessment of whether potential merger control remedies are considered by Triton to be ‘materially adverse’ to Triton, Caverion, or their respective affiliated entities as the threshold for such materiality has not been quantified in numbers (e.g. impact on revenues or profitability). The Board notes that there is no combination agreement or any other agreement between Triton and Caverion which would define obligations for Triton relating to merger control clearances and limit Triton’s right to terminate the Triton Offer, and which would increase the deal certainty of the Triton Offer from the perspective of Caverion’s shareholders. • According to information provided by Triton, the debt financing arrangements for its tender offer are available until 8 January 2024. If merger clearances on conditions that are not ‘materially adverse’ to Triton, Caverion, or their respective affiliated entities, are not obtained by the above date, then Triton may refrain from completing the Triton Offer. The Board notes that there is no agreement between Triton and Caverion which would require Triton to undertake efforts to extend or replace its financing, in particular in case it would no longer be available on similar terms. • The Triton Offer is conditional upon no material adverse change in the Caverion group having occurred after the announcement of the Triton Offer. Since the expected time to completion of the Triton Offer is significantly longer than for the Bain Consortium Offer, there is more risk compared to the Bain Consortium Offer that the operating environment and the general economic conditions deteriorate, which may negatively impact Caverion’s financial performance or prospects, and may thus result in a material adverse change. • In addition, the Board wishes to highlight that according to the supplement of Triton’s tender offer document dated 14 March 2023, Triton has entered into conditional share purchase agreements to acquire a further 20.0% of the Shares, which purchases are conditional upon Triton obtaining certain foreign direct investment approvals (which it expects to obtain during the first quarter of 2023 or shortly thereafter). The conditional share purchase agreements for half of said Shares (i.e. 10.0% of all Shares) may also be terminated by either party to the agreement in case a competing tender offer with an offer price of at least EUR 9.50 per Share emerges. From the Board’s perspective, these purchases act as a mitigating factor to some of the risks highlighted above. The Board’s recommendation On the basis of the facts and information available to the Board as of this date, the Board expects to change its recommendation to Triton, unless the Bain Consortium presents an offer that in the Board’s Assessment is at least equally favourable to the shareholders of Caverion as the Triton Offer no later than on 4 April 2023. The recommendation would be changed on 5 April 2023 after the Bain Consortium’s eight (8) business day right to match period has expired under the combination agreement between the Bain Consortium and Caverion. The Board’s expectation to change its recommendation to the Triton Offer has been based on the following assessments and considerations: • The Triton Offer Price is higher than the Bain Consortium Offer Price and is also assessed by the Board to be higher on a time-value-of-money basis. • The certainty of completing the tender offer is higher for the Bain Consortium, considering the conditions and risks associated with the Triton Offer (as described in further detail above). This has included an assessment of the risks related to the Triton merger clearance process. • As a partly off-setting factor to the risks in the Triton Offer, the Board notes the announcements from Triton that it has acquired 9.9% of the Shares and entered into conditional purchase agreements to acquire a further 20.0% of the Shares and therefore has meaningful economic incentives to complete its tender offer. T-5

In comparing the two offers as a whole (including the offer price and risks relating to each offer), the Board considers the Triton Offer Price to be sufficiently higher compared to the Bain Consortium Offer Price to outweigh the higher risks included in the Triton Offer and, therefore, the Triton Offer to be more attractive to shareholders than the Bain Consortium Offer. Background on the Board’s engagement with both bidders and FIN-FSA made in the interest of all Caverion shareholders Throughout the tender offer process, the Board has engaged with both bidders and provided them access to due diligence and the opportunity to negotiate a potential combination agreement: • Before the Bain Consortium Offer was announced on 3 November 2022, the Board received a non-binding proposal on an unsolicited basis from the Bain Consortium, which at that point already included the Consortium Shareholders that held approximately 26.7% of the Shares. The Board had extensive negotiations with the Bain Consortium which resulted in improvements in the price and terms of the Bain Consortium Offer prior to its announcement on 3 November 2022 with an offer price of EUR 7.00 per Share. • On 10 November 2022, Triton submitted an indicative and non-binding proposal to the Board. Triton was provided with due diligence access on materially the same terms as the Bain Consortium and, in addition, the Board facilitated a preliminary merger control analysis for Triton. The Board also engaged in discussions regarding the terms of a potential combination agreement, where the Board’s primary focus was to reduce the risks associated with the Triton Offer. • On 9 January 2023, Triton discontinued the discussions with the Board. At the time the discussions were discontinued (i) Triton had not indicated an offer price as high as EUR 8.00 per share, (ii) the Board and Triton had not been able to agree to mutually acceptable terms for a combination agreement and (iii) Triton did not own any Shares. • On 10 January 2023, Triton announced a voluntary cash tender for Caverion at an offer price of EUR 8.00 per Share. • On 12 January 2023, Triton announced that it had acquired a 9.82% stake in Caverion, which in the Board’s view increased Triton’s economic incentives to complete a transaction. Shortly thereafter, the Board and Triton re-assumed discussions on a potential combination agreement where the Board’s aim continued to be to address the risks in the Triton Offer. Following an initial meeting, there was only limited further engagement from Triton with the Board on the agreement. In seeking to conclude a combination agreement with Triton, the Board was actively attempting to mitigate the risks to shareholders of the Triton Offer not completing. • As required by the Combination Agreement dated 3 November 2022 between Caverion and the Bain Consortium, the Board provided the Bain Consortium with an opportunity to enhance the Bain Consortium Offer in response to the Triton Offer announced by Triton on 10 January 2023. • On 24 January 2023, the Bain Consortium announced improvements to the Bain Consortium Offer by offering EUR 8.00 as Cash Consideration and EUR 8.50 per share as Alternative Consideration. The Bain Consortium also reduced its acceptance condition from 90% to 66 2/3%. The Board maintained its recommendation for the Bain Consortium Offer as its value was higher and the risks lower than in the Triton Offer from 10 January 2023. • On 24 February 2023, Triton improved its offer price to EUR 8.95 per Share and announced that its stake of direct and conditional Shares purchased in Caverion had increased to 13.8%. • On 8 March 2023, the Bain Consortium lowered its acceptance condition from 66 2/3% to 50% and made certain statements that brought uncertainty as to the Consortium Shareholders’ willingness and ability to sell their Shares to Triton in the future. If the Consortium Shareholders would not be able or willing to sell their Shares to Triton in the future, completion of the Triton Offer may have been prevented given Triton’s 90% acceptance condition. • During the period 9 March to 14 March 2023, Triton increased its conditional share purchases in Caverion to a total of 20.0% of the Shares (which, taken together with the 9.9% of the Shares directly owned, resulted Triton holding 29.99% of the Shares directly and through the conditional purchases). • During the period from 8 March 2023 to 23 March 2023, the Board engaged with both bidders to, among other items, (i) seek clarity on the Consortium Shareholders’ ability and willingness to sell their Shares to Triton in the future and (ii) Triton’s willingness to lower its acceptance condition from 90%. Following this period of clarification, Triton announced a lowered acceptance condition to 66 2/3% in the Triton Offer announced on 23 March 2023 (such announcement attached as Appendix 1 to this release). • The Board notes that the continuous improvements in the offer terms by both bidders have been made in a context where the Board has consistently engaged with both bidders in the interest of all Caverion shareholders. T-6

In addition, the Board has made a thorough assessment and has held discussions with the FIN-FSA on the potential to require both bidders to present “best and final” offers in accordance with Chapter 11, Section 17, subsection 3 of the Securities Markets Act (746/2012, as amended), i.e. a deadline set as an administrative order by the FIN-FSA after which the bidders may no longer revise their offers. While the Board’s assessment is that the current facts and circumstances do not provide sufficient grounds for invoking said mechanism, the Board continuously re-assesses the situation in this regard. It should be noted that the “best and final” construct described above has not previously been used in Finland. Distribution: Nasdaq Helsinki, key media, www.caverion.com ABOUT CAVERION Caverion is a public limited liability company incorporated under the laws of Finland with its shares listed on the official list of Nasdaq Helsinki. Caverion is a Northern & Central European-based expert for smart and sustainable built environments, enabling performance and people's well-being. Caverion offers expert guidance during the entire life cycle of buildings, infrastructure or industrial sites and processes: from design & build to projects, technical and industrial maintenance, facility management as well as advisory services. At the end of December 2022, there were almost 14,500 professionals serving customers at the service of Caverion Group in 10 countries. IMPORTANT INFORMATION THIS STOCK EXCHANGE RELEASE MAY NOT BE RELEASED OR OTHERWISE DISTRIBUTED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. THIS STOCK EXCHANGE RELEASE IS NOT A TENDER OFFER DOCUMENT OR A SUPPLEMENT DOCUMENT TO TENDER OFFER DOCUMENT AND AS SUCH DOES NOT CONSTITUTE AN OFFER OR INVITATION TO MAKE A SALES OFFER. IN PARTICULAR, THIS STOCK EXCHANGE RELEASE IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN, AND IS NOT AN EXTENSION OF THE TENDER OFFER, IN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. INVESTORS SHALL ACCEPT THE TENDER OFFER FOR THE SHARES ONLY ON THE BASIS OF THE INFORMATION PROVIDED IN THE TENDER OFFER DOCUMENT AND THE POSSIBLE SUPPLEMENT DOCUMENTS TO THE TENDER OFFER DOCUMENT. OFFERS WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND. THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT AND RELATED ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAWS OR REGULATIONS. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE POSTAL SERVICE OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX, TELEPHONE OR THE INTERNET) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. THE TENDER OFFER CANNOT BE ACCEPTED, DIRECTLY OR INDIRECTLY, BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA AND ANY PURPORTED ACCEPTANCE OF THE TENDER OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID. THIS STOCK EXCHANGE RELEASE HAS BEEN PREPARED IN COMPLIANCE WITH FINNISH LAW, THE RULES OF NASDAQ HELSINKI LTD AND THE HELSINKI TAKEOVER CODE AND THE INFORMATION DISCLOSED MAY NOT BE THE SAME AS THAT WHICH WOULD HAVE BEEN DISCLOSED IF THIS STOCK EXCHANGE RELEASE HAD BEEN PREPARED IN ACCORDANCE WITH THE LAWS OF JURISDICTIONS OUTSIDE OF FINLAND. Information for shareholders of Caverion in the United States T-7

Shareholders of Caverion in the United States are advised that the Shares are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the "SEC") thereunder. The tender offer will be made for all of the Shares. Caverion is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The tender offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act, for a Tier I tender offer (the "Tier I Exemption"), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the tender offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in this stock exchange release has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The tender offer is made to Caverion's shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including this stock exchange release, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion's other shareholders. As permitted under the Tier I Exemption, the settlement of the tender offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The tender offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption. To the extent the tender offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that the offer price for the tender offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate. To the extent permissible under applicable law or regulations, the Offeror and its affiliates or its brokers and its brokers' affiliates (acting as agents for the Offeror or its affiliates, as applicable) may from time to time after the date of this stock exchange release and during the pendency of the tender offer, and other than pursuant to the tender offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Tothe extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the Offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the tender offer, passed upon the merits or fairness of the tender offer, or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the tender offer. Any representation to the contrary is a criminal offence in the United States. The receipt of cash pursuant to the tender offer by a U.S. holder of Shares may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the tender offer. To the extent the tender offer is subject to U.S. securities laws, those laws only apply to U.S. holders of Shares and will not give rise to claims on the part of any other person. It may be difficult for Caverion's shareholders to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the Offeror and Caverion are located in non-U.S. jurisdictions and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders may not be able to sue the Offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the Offeror and Caverion and their respective affiliates to subject themselves to a U.S. court's judgment. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT T-8

OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. Disclaimer Bank of America Europe DAC, Stockholm branch, a subsidiary of Bank of America Corporation, is acting exclusively for Caverion and no one else in connection with the Bain Consortium Offer and the Triton Offer, and will not be responsible to anyone other than Caverion for providing the protections afforded to its clients or for providing advice in relation to the Bain Consortium Offer, the Triton Offer or any matter or arrangement referred to in this stock exchange release. Investor and Media enquiries: Milena Hæggström, Head of Investor Relations and External Communications, Caverion, tel. +358 40 5581 328, milena.haeggstrom@caverion.com Caverion is an expert for smart and sustainable built environments, enabling performance and people’s well-being. Customers can trust our expertise during the entire life cycle of their buildings, infrastructure or industrial sites and processes: from installation and maintenance of base and smart technologies, to managed services as well as advisory and engineering services and digital solutions. Our customers are supported by almost 14,500 Caverion professionals in 10 countries in Northern and Central Europe. Our revenue in 2022 was over EUR 2.3 billion. Caverion’s shares are listed on Nasdaq Helsinki. www.caverion.com @CaverionGroup #BuildingPerformance #Energywise #Caverion T-9

U-1 APPENDIX U – OFFEROR’S STOCK EXCHANGE RELEASE OF MARCH 23, 2023

North Holdings 3 Oy comments the Caverion Board’s announcement and evaluates its next steps NORTH HOLDINGS 3 OY STOCK EXCHANGE RELEASE March 23, 2023 at 13:50 EET NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. North Holdings 3 Oy comments the Caverion Board’s announcement and evaluates its next steps As previously announced, North Holdings 3 Oy (the “Offeror”) and Caverion Corporation (the “Company” or “Caverion”) have entered into a combination agreement (as amended, the “Combination Agreement”), pursuant to which the Offeror has made a recommended voluntary public tender offer to acquire all of the issued and outstanding shares in Caverion that are not held by Caverion or any of its subsidiaries (the “Shares” or, individually, a “Share”) (the “Tender Offer”). The Offeror has noted the stock exchange release by the Board of Directors of Caverion, published on March 23, 2023, announcing that the Board expects to withdraw its recommendation for the Offeror’s Tender Offer and instead recommend Crayfish BidCo Oy’s tender offer, unless the Offeror uses its matching right. The Board has said it expects the Offeror to present an offer that is at least equally favourable to the shareholders of Caverion as the Crayfish BidCo Oy’s tender offer no later than on April 4, 2023, which is when the Offeror’s right-to-match period expires under the Combination Agreement between the Offeror and Caverion. The Board of Caverion has said that the assessment of whether a potential enhanced offer from the Offeror is at least equally favourable as the Crayfish BidCo Oy’s tender offer will be made by comparing the two offers as a whole, including from financial and deliverability points of view and taking into account also anticipated timing and regulatory aspects. The Offeror welcomes the fact the Board of Caverion has also specifically highlighted to Caverion’s shareholders several risks associated with the Crayfish BidCo Oy’s tender offer that may lead to its non-completion, including uncertainties related to merger clearance process and potential merger control remedies. The Offeror states that it is currently in the process of evaluating its next steps and will announce its conclusions in due course. The Offeror will also supplement the tender offer document concerning its Tender Offer due to the Caverion’s stock exchange release of March 23, 2023. Investor and Media enquiries: Bain Capital, Security Trading, Fennogens and Corbis Iris Nevanlinna, +358 40 577 9229, iris.nevanlinna@miltton.com ABOUT THE CONSORTIUM Bain Luxco is owned and controlled by the Bain Capital Funds. Bain Capital is one of the most experienced and successful private investment firms globally, having made more than 1,230 primary and add-on investments with approximately USD 160 billion assets under management. The firm has more than 620 investment professionals worldwide spread throughout its global network in Europe, Asia and North America. Bain Capital has made numerous successful and value-enhancing investments and exits in the Nordic region over the past years. Notably, the company led the successful take-private of Ahlstrom-Munksjö, a global leader in innovative and sustainable fiber-based materials, which was delisted from Nasdaq Helsinki in 2021. Further, from 2012 Bain Capital was the owner of Bravida, a leading Nordic technical installation and services provider, listing the business on Nasdaq Stockholm in 2015. Security Trading is an investment company owned by the Antti Herlin family. As at the date of this announcement, Antti Herlin, Security Trading and Hisra Consulting and Finance Oy, which is a company fully owned by Security Trading, U-2 together hold approximately 15.43 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). Fennogens is an investment company owned by the Georg Ehrnrooth, Henrik Ehrnrooth and Carl-Gustaf Ehrnrooth families. As at the date of this announcement, Fennogens holds approximately 10.38 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). Corbis is an investment company owned by the Henrik Ehrnrooth family. As at the date of this announcement, Corbis holds approximately 1.27 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). IMPORTANT INFORMATION THIS STOCK EXCHANGE RELEASE MAY NOT BE RELEASED OR OTHERWISE DISTRIBUTED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. THIS STOCK EXCHANGE RELEASE IS NOT A TENDER OFFER DOCUMENT OR A SUPPLEMENT DOCUMENT TO TENDER OFFER DOCUMENT AND AS SUCH DOES NOT CONSTITUTE AN OFFER OR INVITATION TO MAKE A SALES OFFER. IN PARTICULAR, THIS STOCK EXCHANGE RELEASE IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN, AND IS NOT AN EXTENSION OF THE TENDER OFFER, IN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. INVESTORS SHALL ACCEPT THE TENDER OFFER FOR THE SHARES ONLY ON THE BASIS OF THE INFORMATION PROVIDED IN THE TENDER OFFER DOCUMENT AND THE POSSIBLE SUPPLEMENT DOCUMENTS TO THE TENDER OFFER DOCUMENT. OFFERS WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND. THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT, THE SUPPLEMENT DOCUMENT AND RELATED ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAWS OR REGULATIONS. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE POSTAL SERVICE OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX, TELEPHONE OR THE INTERNET) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. THE TENDER OFFER CANNOT BE ACCEPTED, DIRECTLY OR INDIRECTLY, BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA AND ANY PURPORTED ACCEPTANCE OF THE TENDER OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID. THIS STOCK EXCHANGE RELEASE HAS BEEN PREPARED IN COMPLIANCE WITH FINNISH LAW, THE RULES OF NASDAQ HELSINKI LTD AND THE HELSINKI TAKEOVER CODE AND THE INFORMATION DISCLOSED MAY NOT BE THE SAME AS THAT WHICH WOULD HAVE BEEN DISCLOSED IF THIS STOCK EXCHANGE RELEASE HAD BEEN PREPARED IN ACCORDANCE WITH THE LAWS OF JURISDICTIONS OUTSIDE OF FINLAND. Information for shareholders of Caverion in the United States Shareholders of Caverion in the United States are advised that the Shares are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder. U-3

The Tender Offer is made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The Tender Offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act for a Tier I tender offer (the “Tier I Exemption”) and Rule 802 (the “802 Exemption”) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the Tender Offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in this stock exchange release has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The Tender Offer is made to Caverion’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including this stock exchange release, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion’s other shareholders. As permitted under the Tier I Exemption, the settlement of the Tender Offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The Tender Offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption and the 802 Exemption. To the extent the Tender Offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that (whether paid initially in cash or upon redemption of any Alternative Consideration Instruments) the offer price for the Tender Offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate. To the extent permissible under applicable law or regulations, the Offeror and its affiliates or its brokers and its brokers’ affiliates (acting as agents for the Offeror or its affiliates, as applicable) may from time to time after the date of this stock exchange release and during the pendency of the Tender Offer, and other than pursuant to the Tender Offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. To the extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the Offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the Tender Offer (including the offer of the Alternative Consideration Instruments), passed upon the merits or fairness of the Tender Offer (including the offer of the Alternative Consideration Instruments), or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the Tender Offer (including in relation to the Alternative Consideration Instruments). Any representation to the contrary is a criminal offence in the United States. THE ALTERNATIVE CONSIDERATION INSTRUMENTS HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND THE ALTERNATIVE CONSIDERATION INSTRUMENTS CONSTITUTE “RESTRICTED SECURITIES” PURSUANT TO THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD WITH UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS. The receipt of cash pursuant to the Tender Offer by a U.S. shareholder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the Tender Offer. It may be difficult for Caverion’s shareholders and the holders of the Alternative Consideration Instruments to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the Offeror and Caverion are located in a non-U.S. jurisdiction and some or all of their respective officers and directors may be residents of non-U-4

U.S. jurisdictions. Caverion shareholders and the holders of the Alternative Consideration Instruments may not be able to sue the Offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the Offeror and Caverion and their respective affiliates to subject themselves to a U.S. court’s judgment. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. Disclaimer UBS AG London Branch is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority and subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority in the United Kingdom. UBS AG London Branch is acting exclusively for the Offeror and no one else in connection with the Tender Offer or the matters referred to in this document, will not regard any other person (whether or not a recipient of this document) as its client in relation to the Tender Offer and will not be responsible to anyone other than the Offeror for providing the protections afforded to its clients or for providing advice in relation to the Tender Offer or any other transaction or arrangement referred to in this document. Advium Corporate Finance Ltd is acting exclusively on behalf of the Offeror and no one else in connection with the Tender Offer or other matters referred to in this document, does not consider any other person (whether the recipient of this document or not) as a client in connection to the Tender Offer, and is not responsible to anyone other than the Offeror for providing protection or providing advice in connection with the Tender Offer or any other transaction or arrangement referred to in this document. Goldman Sachs International, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for the Offeror and no one else in connection with the Tender Offer and the matters set out in this stock exchange release, and will not be responsible to anyone other than the Offeror for providing the protections afforded to clients of Goldman Sachs International, or for giving advice in connection with the Tender Offer or any matter or arrangement referred to in this stock exchange release. Nordea Bank Abp is acting as financial adviser to the Offeror and arranger outside of the United States and no one else in connection with the Tender Offer, and will not regard any other person as its client in relation to the Tender Offer and will not be responsible to anyone other than the Offeror for providing the protection afforded to clients of Nordea Bank Abp, nor for providing advice in relation to the Tender Offer or the other matters referred to in this stock exchange release. For the avoidance of doubt, Nordea Bank Abp is not registered as a broker or dealer in the United States of America and will not be engaging in direct communications relating to the Tender Offer with investors located within the United States (whether on a reverse inquiry basis or otherwise). U.S. shareholders should contact their brokers with any questions relating to the Tender Offer. BNP Paribas, which is duly authorized and lead-supervised by the European Central Bank and the Autorité de Contrôle Prudentiel et de Résolution, is acting exclusively for the Offeror and no one else in connection with the Tender Offer and the matters set out in this stock exchange release, and will not be responsible to anyone other than the Offeror for providing the protections afforded to clients of BNP Paribas, or for giving advice in connection with the Tender Offer or any matter or arrangement referred to in this stock exchange release. U-5

V-1 APPENDIX V – CAVERION’S STOCK EXCHANGE RELEASE OF MARCH 27, 2023

Decisions of the Annual General Meeting and Board of Directors of Caverion Corporation Caverion Corporation Stock exchange release 27 March 2023 at 6.00 p.m. EEST Decisions of the Annual General Meeting and Board of Directors of Caverion Corporation Caverion Corporation’s Annual General Meeting, which was held today on 27 March 2023 in Helsinki, adopted the Financial Statements and the consolidated Financial Statements for the year 2022 and discharged the members of the Board of Directors and the President and CEO from liability. In addition, the Annual General Meeting resolved on the use of the profit shown on the balance sheet and the distribution of dividends, the approval of the presented Remuneration Report for Governing Bodies and on the composition of members of the Board of Directors and made certain resolutions concerning the Board of Directors’ remuneration. Furthermore, the Annual General Meeting resolved on the election of the auditor and its remuneration, authorisation of the Board of Directors to decide on the repurchase of the Company’s own shares and/or acceptance as pledge of own shares as well as share issues and amending the Company’s Articles of Association to allow remote shareholders’ meetings. The minutes of the Annual General Meeting will be available on the Company’s website at www.caverion.com/agm by 10 April 2023 at the latest. Distribution of dividend The Annual General Meeting approved the proposal of the Board of Directors according to which a dividend of EUR 0.20 per share will be paid from the distributable funds of the Company for the financial year 2022. The dividend will be paid to shareholders who on the record date of the dividend payment 29 March 2023 are recorded in the shareholder register maintained by Euroclear Finland Oy. The dividend shall be paid on 5 April 2023. Composition of the Board of Directors The Annual General Meeting elected a Chairman, a Vice Chairman and five (5) ordinary members to the Board of Directors. Mats Paulsson was elected as the Chairman of the Board of Directors, Markus Ehrnrooth as the Vice Chairman and Jussi Aho, Joachim Hallengren, Thomas Hinnerskov, Kristina Jahn and Jasmin Soravia as members of the Board of Directors for a term of office expiring at the end of the Annual General Meeting 2024. Decisions related to the remuneration of the Board of Directors The Annual General Meeting decided that the Board of Directors be paid the following fees: • Chairman of the Board of Directors EUR 7,260 per month (EUR 87,120 per year), • Vice Chairman of the Board of Directors EUR 5,500 per month (EUR 66,000 per year) and • members of the Board of Directors EUR 4,290 per month (EUR 51,480 per year). The Chairman of each of the permanent Committees of the Board of Directors is paid an additional fee of EUR 1,072.50 per month (EUR 12,870 per year), except in case the same person is the Chairman or the Vice Chairman of the Board of Directors. V-2

In addition to the monthly fees, EUR 1,200 per meeting shall be paid to each member of the Board of Directors for their participation in meetings of the Board of Directors and its Committees. Possible travel expenses are reimbursed in accordance with decisions and guidance issued by the Finnish Tax Administration in respect of tax-exempt allowances for travel expenses and the Company’s policies. The Annual General Meeting also resolved to approve the one-off retroactive additional fee to be paid to the Chairman and the members of the ad hoc Tender Offer Committee of the Board of Directors. The additional fee is EUR 80,000 to the Chairman of the Committee and EUR 23,000 for both members of the Committee. The additional fee is compensation for the work that has been already done, and it does not relate to the completion of a tender offer in any way. The Committee consists of Mats Paulsson as the Chairman of the Committee and Joachim Hallengren and Thomas Hinnerskov as members of the Committee. Additionally, the Annual General Meeting resolved to remove the transfer restrictions on the remuneration shares of the Board of Directors to the extent such restrictions have still been in force. Election of the auditor and its remuneration Audit firm Ernst & Young Oy was re-elected as the auditor of the Company for a term of office expiring at the end of the Annual General Meeting 2024. The auditor’s remuneration will be paid according to invoice approved by the Company. Repurchase and/or acceptance as pledge of own shares The Annual General Meeting authorised the Board of Directors to decide on the repurchase and/or on the acceptance as pledge of the Company’s own shares in accordance with the proposal by the Board of Directors. The number of own shares to be repurchased and/or accepted as pledge shall not exceed 13,500,000 shares, which corresponds to approximately 9.7% of all the shares in the Company. The Company may use only unrestricted equity to repurchase own shares on the basis of the authorisation. Purchase of own shares may be made at a price formed in public trading on the date of the repurchase or otherwise at a price formed on the market. The Board of Directors resolves the manner in which own shares will be repurchased and/or accepted as pledge. Repurchase of own shares may be made using, inter alia, derivatives. The repurchase and/or acceptance as pledge of own shares may be made otherwise than in proportion to the share ownership of the shareholders (directed repurchase or acceptance as pledge). The authorization cancels the authorisation given by the Annual General Meeting on 28 March 2022 to decide on the repurchase and/or acceptance as pledge of the Company’s own shares. The authorisation is valid until 27 September 2024. Share issues The Annual General Meeting authorised the Board of Directors to decide on share issues in accordance with the proposal by the Board of Directors. The number of shares to be issued under the authorization may not exceed 13,500,000 shares, which corresponds to approximately 9.7% of all the shares in the Company. The Board of Directors decides on all the conditions of the issuance of shares. The authorisation concerns both the issuance of new shares as well as the transfer of treasury shares. The issuance of shares may be carried out in deviation from the shareholders’ pre-emptive rights (directed issue). The authorisation can be used, e.g. in order to develop the Company’s capital structure, to broaden the Company’s ownership base, to be used as payment in corporate acquisitions or when the Company acquires assets relating to its business and as part of the Company’s incentive programs. The authorisation cancels the authorisation given by the Annual General Meeting on 28 March 2022 to decide on the issuance of shares. The authorization is valid until the end of the next Annual General Meeting, however no later than 30 June 2024. V-3

Amending the Articles of Association The Annual General Meeting decided to amend the Company’s Articles of Association to enable holding a General Meeting in Espoo or Vantaa in addition to the Company’s registered domicile or completely without a meeting venue as a so-called remote meeting. Decisions of the Board of Directors on the composition of its committees Convening after the Annual General Meeting the Board of Directors appointed from among its members the following members to its committees: • Human Resources Committee: Chairman Mats Paulsson, Jussi Aho, Thomas Hinnerskov • Audit Committee: Chairman Markus Ehrnrooth, Joachim Hallengren, Kristina Jahn, Jasmin Soravia Joachim Hallengren continues as the acting Chairman of the Audit Committee for the period of non-participation of Markus Ehrnrooth relating to the public tender offers. Description of the Committees’ tasks and charters are available at www.caverion.com/investors - Corporate Governance. CAVERION CORPORATION Distribution: Nasdaq Helsinki, principal media, www.caverion.com Contacts: Elina Kaura, Head of Legal and Compliance, tel. +358 40 722 3334, elina.kaura@caverion.com Milena Hæggström, Head of Investor Relations, tel. +358 40 5581 328, milena.haeggstrom@caverion.com Caverion is an expert for smart and sustainable built environments, enabling performance and people’s well-being. Customers can trust our expertise during the entire life cycle of their buildings, infrastructure or industrial sites and processes: from installation and maintenance of base and smart technologies, to managed services as well as advisory and engineering services and digital solutions. Our customers are supported by almost 14,500 Caverion professionals in 10 countries in Northern and Central Europe. Our revenue in 2022 was over EUR 2.3 billion. Caverion’s shares are listed on Nasdaq Helsinki. www.caverion.com @CaverionGroup #BuildingPerformance #Energywise #Caverion V-4

W-1 APPENDIX W – OFFEROR’S STOCK EXCHANGE RELEASE OF MARCH 28, 2023

North Holdings 3 Oy reduces the offer price by EUR 0.20 per share in its tender offer for all the shares in Caverion due to Caverion's EUR 0.20 dividend NORTH HOLDINGS 3 OY STOCK EXCHANGE RELEASE March 28, 2023 at 16.45 EEST NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. North Holdings 3 Oy reduces the offer price by EUR 0.20 per share in its tender offer for all the shares in Caverion due to Caverion's EUR 0.20 dividend As previously announced, North Holdings 3 Oy (the “Offeror”) and Caverion Corporation (the “Company” or “Caverion”) have entered into a combination agreement (as amended, the “Combination Agreement”), pursuant to which the Offeror has made a recommended voluntary public tender offer to acquire all of the issued and outstanding shares in Caverion that are not held by Caverion or any of its subsidiaries (the “Shares” or, individually, a “Share”) (the “Tender Offer”). The Offeror has on November 24, 2022, published a tender offer document, dated November 24, 2022, and published the first supplement document to the tender offer document on January 13, 2023, the second supplement to the tender offer document on February 10, 2023, the third supplement document to the tender offer document on February 15, 2023, the fourth supplement document to the tender offer document on February 28, 2023 and the fifth supplement document to the tender offer document on March 17, 2023, concerning the Tender Offer (the tender offer document, as supplemented from time to time, the “Tender Offer Document”). The offer period for the Tender Offer commenced on November 24, 2022, at 9:30 a.m. (Finnish time). As set out in the terms and conditions of the Tender Offer, should Caverion increase the number of Shares that are issued and outstanding as a result of a new share issue, reclassification, stock split (including a reverse split) or any other similar transaction with dilutive effect, or should the Company distribute a dividend or otherwise distribute funds or any other assets to its shareholders, or if a record date with respect to any of the foregoing occurs prior to any of the settlements of the completion trades of the Tender Offer (whether after the expiry of the Offer Period or any Subsequent Offer Period (as defined in the Tender Offer Document)), resulting in the distribution of funds not being payable to the Offeror, the Cash Offer Price (as defined in the Tender Offer Document) and the Alternative Consideration (as defined in the Tender Offer Document) payable by the Offeror in the Tender Offer shall be reduced accordingly on a euro-for-euro basis. As announced by Caverion, on March 27, 2023, the annual general meeting of Caverion has approved the proposal of Caverion's Board of Directors according to which a dividend of EUR 0.20 per share will be paid from the distributable funds of Caverion for the financial year 2022. The dividend will be paid to shareholders who on the record date of the dividend payment March 29, 2023, are recorded in the shareholder register maintained by Euroclear Finland Oy. As previously announced, the Offer Price in the Tender Offer will be adjusted as of March 28, 2023, as a result of the dividend so that the Cash Offer Price (as defined in the Tender Offer Document) is EUR 7.80 per Share, and the nominal amount of the Alternative Consideration Instruments (as defined in the Tender Offer Document) and Deferred Payment Rights (as defined in the Tender Offer Document) is EUR 8.30 per Share, each subject to any further adjustments. Caverion has also announced on March 17, 2023 that the Board of Directors of Caverion has decided on a directed share issue without payment for Caverion’s Performance Share Plan 2020-2022 and Restricted Share Plan 2020-2022 reward payments. In the directed share issue without payment, 408,964 Caverion shares held by Caverion have been resolved by the Board of Directors of Caverion to be conveyed to 92 key employees in accordance with the terms and conditions of the plans. Due to the directed share issue without payment for Caverion’s Performance and Restricted Share Plan reward payments announced by Caverion on March 17, 2023, the Offeror confirms that the Offer Price of the Tender Offer will not be adjusted for the directed share issue without payment. The Offeror and Caverion have previously agreed in the Combination Agreement that, if the completion of the Tender Offer takes place, Caverion will settle in cash all outstanding rewards to be paid under its Performance Share Plan 2020–2022 and Restricted Share Plan 2020–2022, among others. The Offeror has, as requested by Caverion, approved the payment of rewards by conveyance of Caverion’s treasury shares and the related directed share issue resolved by the Board of Directors of Caverion on March 17, 2023 instead of the cash payment, and the Offeror has confirmed to Caverion that the Offeror will not adjust the Offer Price of the Tender Offer on the basis of this directed share issue as it concerns reward payments which have been previously agreed and which the Offeror was aware of when the Tender Offer was launched. W-2

The Offeror will supplement the tender offer document concerning its Tender Offer with the information announced in this release and will publish such supplement document once it has been approved by the Finnish Financial Supervisory Authority. The Offeror will in connection with the supplement extend the offer period in its Tender Offer as required under applicable law and the regulations and guidelines of the Finnish Financial Supervisory Authority. Investor and Media enquiries: Bain Capital, Security Trading, Fennogens and Corbis Iris Nevanlinna, +358 40 577 9229, iris.nevanlinna@miltton.com ABOUT THE CONSORTIUM Bain Luxco is owned and controlled by the Bain Capital Funds. Bain Capital is one of the most experienced and successful private investment firms globally, having made more than 1,230 primary and add-on investments with approximately USD 160 billion assets under management. The firm has more than 620 investment professionals worldwide spread throughout its global network in Europe, Asia and North America. Bain Capital has made numerous successful and value-enhancing investments and exits in the Nordic region over the past years. Notably, the company led the successful take-private of Ahlstrom-Munksjö, a global leader in innovative and sustainable fiber-based materials, which was delisted from Nasdaq Helsinki in 2021. Further, from 2012 Bain Capital was the owner of Bravida, a leading Nordic technical installation and services provider, listing the business on Nasdaq Stockholm in 2015. Security Trading is an investment company owned by the Antti Herlin family. As at the date of this announcement, Antti Herlin, Security Trading and Hisra Consulting and Finance Oy, which is a company fully owned by Security Trading, together hold approximately 15.43 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). Fennogens is an investment company owned by the Georg Ehrnrooth, Henrik Ehrnrooth and Carl-Gustaf Ehrnrooth families. As at the date of this announcement, Fennogens holds approximately 10.38 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). Corbis is an investment company owned by the Henrik Ehrnrooth family. As at the date of this announcement, Corbis holds approximately 1.27 percent of the Shares and votes in Caverion (excluding shares held in treasury by Caverion). IMPORTANT INFORMATION THIS STOCK EXCHANGE RELEASE MAY NOT BE RELEASED OR OTHERWISE DISTRIBUTED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA OR IN ANY OTHER JURISDICTION IN WHICH THE TENDER OFFER WOULD BE PROHIBITED BY APPLICABLE LAW. THIS STOCK EXCHANGE RELEASE IS NOT A TENDER OFFER DOCUMENT OR A SUPPLEMENT DOCUMENT TO TENDER OFFER DOCUMENT AND AS SUCH DOES NOT CONSTITUTE AN OFFER OR INVITATION TO MAKE A SALES OFFER. IN PARTICULAR, THIS STOCK EXCHANGE RELEASE IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN, AND IS NOT AN EXTENSION OF THE TENDER OFFER, IN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. INVESTORS SHALL ACCEPT THE TENDER OFFER FOR THE SHARES ONLY ON THE BASIS OF THE INFORMATION PROVIDED IN THE TENDER OFFER DOCUMENT AND THE POSSIBLE SUPPLEMENT DOCUMENTS TO THE TENDER OFFER DOCUMENT. OFFERS WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND. THE TENDER OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW AND THE TENDER OFFER DOCUMENT, THE SUPPLEMENT DOCUMENT AND RELATED ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, W-3

FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAWS OR REGULATIONS. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE POSTAL SERVICE OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX, TELEPHONE OR THE INTERNET) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA. THE TENDER OFFER CANNOT BE ACCEPTED, DIRECTLY OR INDIRECTLY, BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN, AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND OR SOUTH AFRICA AND ANY PURPORTED ACCEPTANCE OF THE TENDER OFFER RESULTING DIRECTLY OR INDIRECTLY FROM A VIOLATION OF THESE RESTRICTIONS WILL BE INVALID. THIS STOCK EXCHANGE RELEASE HAS BEEN PREPARED IN COMPLIANCE WITH FINNISH LAW, THE RULES OF NASDAQ HELSINKI LTD AND THE HELSINKI TAKEOVER CODE AND THE INFORMATION DISCLOSED MAY NOT BE THE SAME AS THAT WHICH WOULD HAVE BEEN DISCLOSED IF THIS STOCK EXCHANGE RELEASE HAD BEEN PREPARED IN ACCORDANCE WITH THE LAWS OF JURISDICTIONS OUTSIDE OF FINLAND. Information for shareholders of Caverion in the United States Shareholders of Caverion in the United States are advised that the Shares are not listed on a U.S. securities exchange and that Caverion is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the “SEC”) thereunder. The Tender Offer is made for the issued and outstanding shares of Caverion, which is domiciled in Finland, and is subject to Finnish disclosure and procedural requirements. The Tender Offer is made in the United States pursuant to Section 14(e) and Regulation 14E under the Exchange Act, subject to the exemption provided under Rule 14d-1(c) under the Exchange Act for a Tier I tender offer (the “Tier I Exemption”) and Rule 802 (the “802 Exemption”) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”), and otherwise in accordance with the disclosure and procedural requirements of Finnish law, including with respect to the Tender Offer timetable, settlement procedures, withdrawal, waiver of conditions and timing of payments, which are different from those of the United States. In particular, the financial information included in this stock exchange release has been prepared in accordance with applicable accounting standards in Finland, which may not be comparable to the financial statements or financial information of U.S. companies. The Tender Offer is made to Caverion’s shareholders resident in the United States on the same terms and conditions as those made to all other shareholders of Caverion to whom an offer is made. Any informational documents, including this stock exchange release, are being disseminated to U.S. shareholders on a basis comparable to the method that such documents are provided to Caverion’s other shareholders. As permitted under the Tier I Exemption, the settlement of the Tender Offer is based on the applicable Finnish law provisions, which differ from the settlement procedures customary in the United States, particularly as regards to the time when payment of the consideration is rendered. The Tender Offer, which is subject to Finnish law, is being made to the U.S. shareholders in accordance with the applicable U.S. securities laws, and applicable exemptions thereunder, in particular the Tier I Exemption and the 802 Exemption. To the extent the Tender Offer is subject to U.S. securities laws, those laws only apply to U.S. shareholders and will not give rise to claims on the part of any other person. U.S. shareholders should consider that (whether paid initially in cash or upon redemption of any Alternative Consideration Instruments) the offer price for the Tender Offer is being paid in EUR and that no adjustment will be made based on any changes in the exchange rate. To the extent permissible under applicable law or regulations, the Offeror and its affiliates or its brokers and its brokers’ affiliates (acting as agents for the Offeror or its affiliates, as applicable) may from time to time after the date of this stock exchange release and during the pendency of the Tender Offer, and other than pursuant to the Tender Offer, directly or indirectly purchase or arrange to purchase Shares or any securities that are convertible into, exchangeable for or exercisable for Shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. To the extent information about such purchases or arrangements to purchase is made public in Finland, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Caverion of such information. In addition, the financial advisers to the Offeror may also engage in ordinary course trading activities in securities of Caverion, which may include purchases or arrangements to purchase W-4 such securities. To the extent required in Finland, any information about such purchases will be made public in Finland in the manner required by Finnish law. Neither the SEC nor any U.S. state securities commission has approved or disapproved the Tender Offer (including the offer of the Alternative Consideration Instruments), passed upon the merits or fairness of the Tender Offer (including the offer of the Alternative Consideration Instruments), or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the Tender Offer (including in relation to the Alternative Consideration Instruments). Any representation to the contrary is a criminal offence in the United States. THE ALTERNATIVE CONSIDERATION INSTRUMENTS HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND THE ALTERNATIVE CONSIDERATION INSTRUMENTS CONSTITUTE “RESTRICTED SECURITIES” PURSUANT TO THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD WITH UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR LOCAL SECURITIES LAWS. The receipt of cash pursuant to the Tender Offer by a U.S. shareholder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each holder of Shares is urged to consult its independent professional advisers immediately regarding the tax and other consequences of accepting the Tender Offer. It may be difficult for Caverion’s shareholders and the holders of the Alternative Consideration Instruments to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since the Offeror and Caverion are located in a non-U.S. jurisdiction and some or all of their respective officers and directors may be residents of non-U.S. jurisdictions. Caverion shareholders and the holders of the Alternative Consideration Instruments may not be able to sue the Offeror or Caverion or their respective officers or directors in a non-U.S. court for violations of the U.S. federal securities laws. It may be difficult to compel the Offeror and Caverion and their respective affiliates to subject themselves to a U.S. court’s judgment. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TENDER OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THE TENDER OFFER DOCUMENT OR THE SUPPLEMENT DOCUMENT IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES. Disclaimer UBS AG London Branch is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority and subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority in the United Kingdom. UBS AG London Branch is acting exclusively for the Offeror and no one else in connection with the Tender Offer or the matters referred to in this document, will not regard any other person (whether or not a recipient of this document) as its client in relation to the Tender Offer and will not be responsible to anyone other than the Offeror for providing the protections afforded to its clients or for providing advice in relation to the Tender Offer or any other transaction or arrangement referred to in this document. Advium Corporate Finance Ltd is acting exclusively on behalf of the Offeror and no one else in connection with the Tender Offer or other matters referred to in this document, does not consider any other person (whether the recipient of this document or not) as a client in connection to the Tender Offer, and is not responsible to anyone other than the Offeror for providing protection or providing advice in connection with the Tender Offer or any other transaction or arrangement referred to in this document. Goldman Sachs International, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for the Offeror and no one else in connection with the Tender Offer and the matters set out in this stock exchange release, and will not be responsible to anyone other than the Offeror for providing the protections afforded to clients of Goldman Sachs W-5

International, or for giving advice in connection with the Tender Offer or any matter or arrangement referred to in this stock exchange release. Nordea Bank Abp is acting as financial adviser to the Offeror and arranger outside of the United States and no one else in connection with the Tender Offer, and will not regard any other person as its client in relation to the Tender Offer and will not be responsible to anyone other than the Offeror for providing the protection afforded to clients of Nordea Bank Abp, nor for providing advice in relation to the Tender Offer or the other matters referred to in this stock exchange release. For the avoidance of doubt, Nordea Bank Abp is not registered as a broker or dealer in the United States of America and will not be engaging in direct communications relating to the Tender Offer with investors located within the United States (whether on a reverse inquiry basis or otherwise). U.S. shareholders should contact their brokers with any questions relating to the Tender Offer. BNP Paribas, which is duly authorized and lead-supervised by the European Central Bank and the Autorité de Contrôle Prudentiel et de Résolution, is acting exclusively for the Offeror and no one else in connection with the Tender Offer and the matters set out in this stock exchange release, and will not be responsible to anyone other than the Offeror for providing the protections afforded to clients of BNP Paribas, or for giving advice in connection with the Tender Offer or any matter or arrangement referred to in this stock exchange release. W-6